Exhibit 10.20

Deferred Compensation Account

B.1 Investments. Funds credited to the Trust Account shall be actually invested and reinvested in an account in securities selected from time to time by an investment advisor designated from time to time by the Company (the “Investment Advisor”), substantially all of which securities shall be “eligible securities”. The designation from time to time by the Company of an Investment Advisor shall be subject to the approval of Executive, which approval shall not be withheld unreasonably. “Eligible securities” are common and preferred stocks, warrants to purchase common or preferred stocks, put and call options, and corporate or governmental bonds, notes and debentures, either listed on a national securities exchange or for which price quotations are published in newspapers of general circulation, including The Wall Street Journal, and certificates of deposit. Eligible securities shall not include the common or preferred stock, any warrants, options or rights to purchase common or preferred stock or the notes or debentures of the Company or Time Warner or any corporation or other entity of which the Company or Time Warner owns directly or indirectly 5% or more of any class of outstanding equity securities. The Investment Advisor shall have the right, from time to time, to designate eligible securities which shall be actually purchased and sold for the Trust Account on the date of reference. Such purchases may be made on margin; provided that the Company may, from time to time, by written notice to Executive, the Trustee and the Investment Advisor, limit or prohibit margin purchases in any manner it deems prudent and, upon three business days written notice to Executive, the Trustee and the Investment Advisor, cause all eligible securities theretofore purchased on margin to be sold. The Investment Advisor shall send notification to Executive and the Trustee in writing of each transaction within five business days thereafter and shall render to Executive and the Trustee written quarterly reports as to the current status of his or her Trust Account. In the case of any purchase, the Trust Account shall be charged with a dollar amount equal to the quantity and kind of securities purchased multiplied by the fair market value of such securities on the date of reference and shall be credited with the quantity and kind of securities so purchased. In the case of any sale, the Trust Account shall be charged with the quantity and kind of securities sold, and shall be credited with a dollar amount equal to the quantity and kind of securities sold multiplied by the fair market value of such securities on the date of reference. Such charges and credits to the Trust Account shall take place immediately upon the consummation of the transactions to which they relate. As used herein “fair market value” means either (i) if the security is actually purchased or sold by the Rabbi Trust on the date of reference, the actual purchase or sale price per security to the Rabbi Trust or (ii) if the security is not purchased or sold on the date of reference, in the case of a listed security, the closing price per security on the date of reference, or if there were no sales on such date, then the closing price per security on the nearest preceding day on which there were such sales, and, in the case of an unlisted security, the mean between the bid and asked prices per security on the date of reference, or if no such prices are available for such date, then the mean between the bid and asked prices per security on the nearest preceding day for which such prices are available. If no bid or asked price information is available with respect to a particular security, the price quoted to the Trustee as the value of such security on the date of reference (or the nearest preceding date for which such information is available) shall be used for purposes of administering the Trust Account, including determining the fair market value of such security. The Trust Account shall be charged currently with all interest paid by the Trust Account with respect to any credit extended to the Trust Account. Such interest shall be charged to the Trust Account, for margin purchases actually made, at the rates and times actually paid by the Trust Account. The Company may, in the Company’s sole discretion, from time to time serve as the lender with respect to any margin transactions by notice to the then Investment Advisor and the Trustee and in such case interest shall be charged at the rate and times then charged by an investment banking firm designated by the Company with which the Company or Time Warner does significant business. Brokerage fees shall be charged to the Trust Account at the rates and times actually paid.

B.2 Dividends and Interest. The Trust Account shall be credited with dollar amounts equal to cash dividends paid from time to time upon the stocks held therein. Dividends shall be credited as of the payment date. The Trust Account shall similarly be credited with interest payable on interest bearing securities held therein. Interest shall be credited as of the payment date, except that in the case of purchases of interest-bearing securities the Trust Account shall be charged with the dollar amount of interest accrued to the date of purchase, and in the case of sales of such interest-bearing securities the Trust Account shall be credited with the dollar amount of interest accrued to the date of sale. All dollar amounts of dividends or interest credited to the Trust Account pursuant to this Section B.2 shall be charged with all taxes thereon deemed payable by the Company (as and when determined pursuant to Section B.5). The Investment Advisor shall have the same right with respect to the investment and reinvestment of net dividends and net interest as he has with respect to the balance of the Trust Account.

B.3 Adjustments. The Trust Account shall be equitably adjusted to reflect stock dividends, stock splits, recapitalizations, mergers, consolidations, reorganizations and other changes affecting the securities held therein.

B.4 Obligation of the Company. Without in any way limiting the obligations of the Company otherwise set forth in the Agreement or this Annex B, the Company shall have the obligation to establish, maintain and enforce the Rabbi Trust and to make payments to the Trustee for credit to the Trust Account in accordance with the provisions of Section 3.3 of the Employment Agreement to which this Annex is attached, to use due care in selecting the Trustee or any successor trustee and to in all respects work cooperatively with the Trustee to fulfill the obligations of the Company and the Trustee to Executive. The Trust Account shall be charged with all taxes (including stock transfer taxes), interest, brokerage fees and investment advisory fees, if any, payable by the

Company and attributable to the purchase or disposition of securities designated by the Investment Advisor (in all cases net after any tax benefits that the Company would be deemed to derive from the payment thereof, as and when determined pursuant to Section B.5) and only in the event of a default by the Company of its obligation to pay such fees and expenses, the fees and expenses of the Trustee in accordance with the terms of the Trust Agreement, but no other costs of the Company. Subject to the terms of the Trust Agreement, the securities purchased for the Trust Account as designated by the Investment Advisor shall remain the sole property of the Company, subject to the claims of its general creditors, as provided in the Trust Agreement. Neither Executive nor his legal representative nor any beneficiary designated by Executive shall have any right, other than the right of an unsecured general creditor, against the Company or the Trust in respect of any portion of the Trust Account.

B.5 Taxes. The Trust Account shall be charged with all federal, state and local taxes deemed payable by the Company with respect to income recognized upon the dividends and interest received by the Trust Account pursuant to Section B.2 and gains recognized upon sales of any of the securities which are sold pursuant to Section B.1, B.6 or B.7. The Trust Account shall be credited with the amount of the tax benefit received by the Company as a result of any payment of interest actually made pursuant to Section B.1 or B.2 and as a result of any payment of brokerage fees and investment advisory fees made pursuant to Section B.1. If any of the sales of the securities which are sold pursuant to Section B.1, B.6 or B.7 results in a loss to the Trust Account, such net loss shall be deemed to offset the income and gains referred to in the second preceding sentence (and thus reduce the charge for taxes referred to therein) to the extent then permitted under the Internal Revenue Code of 1986, as amended from time to time, and under applicable state and local income and franchise tax laws (collectively referred to as “Applicable Tax Law”); provided, however, that for the purposes of this Section B.5 the Trust Account shall, except as provided in the third following sentence, be deemed to be a separate corporate taxpayer and the losses referred to above shall be deemed to offset only the income and gains referred to in the second preceding sentence. Such losses shall be carried back and carried forward within the Trust Account to the extent permitted by Applicable Tax Law in order to minimize the taxes deemed payable on such income and gains within the Trust Account. For the purposes of this Section B.5, all charges and credits to the Trust Account for taxes shall be deemed to be made as of the end of the Company’s taxable year during which the transactions, from which the liabilities for such taxes are deemed to have arisen, are deemed to have occurred. Notwithstanding the foregoing, if and to the extent that in any year there is a net loss in the Trust Account that cannot be offset against income and gains in any prior year, then an amount equal to the tax benefit to the Company of such net loss (after such net loss is reduced by the amount of any net capital loss of the Trust Account for such year) shall be credited to the Trust Account on the last day of such year. If and to the extent that any such net loss of the Trust Account shall be utilized to determine a credit to the Trust Account pursuant to the preceding sentence, it shall not thereafter be carried forward under this Section B.5. For purposes of determining taxes payable by the Company under any provision of this Annex B it shall be assumed that the Company is a taxpayer and pays all taxes at the maximum marginal rate of federal income taxes and state and local income and franchise taxes (net of assumed federal income tax benefits) applicable to business corporations and that all of such dividends, interest, gains and losses are allocable to its corporate headquarters, which are currently located in New York City.

B.6 One-Time Transfer to Deferred Plan. So long as Executive is an employee of the Company, Executive shall have the right to elect at any time, but only once during Executive’s lifetime, by written notice to the Company to transfer to the Deferred Plan all or a portion of the Net Transferable Balance (determined as provided in the next sentence) of the Trust Account. If Executive shall make such an election, the Net Transferable Balance shall be determined as of the end of the calendar quarter following the date of such election (unless such election is made during the ten calendar days following the end of a calendar quarter, in which case such determination shall be made as of the end of such preceding calendar quarter) by adjusting all of the securities held in the Trust Account to their fair market value (net of the tax adjustment that would be made thereon if sold, as estimated by the Company or the Trustee) and by deducting from such value the amount of all outstanding indebtedness and any other amounts payable by the Trust Account. Transfers to the Deferred Plan shall be made in cash as promptly as reasonably practicable after the end of such calendar quarter and the Investment Advisor (or the Company or the Trustee if the Investment Advisor shall fail to act in a timely manner) shall cause securities held in the Trust Account to be sold to provide cash equal to the portion of the Net Transferable Balance of the Trust Account selected to be transferred by Executive. If Executive elects to transfer more than 75 % of the Net Transferable Balance of the Trust Account to the Deferred Plan, the Company or the Trustee shall be permitted to take such action as they may deem reasonably appropriate, including but not limited to, retaining a portion of such Net Transferable Balance in the Trust Account, to ensure that the Trust Account will have sufficient assets to pay the Company the amount of taxes payable on such sales of securities at the end of the year in which such sales are made.

B.7 Payments. Subject to the provisions of Section B.8, payments of deferred compensation shall be made as provided in this Section B.7. Unless Executive makes the election referred to in the next succeeding sentence, deferred compensation shall be paid bi-weekly for a period of 120 months (the “Pay-Out Period”) commencing on the first Company payroll date in the month after the later of (i) the date the Advisory Period is scheduled to terminate as provided in the Employment Agreement to which this Annex is attached and (ii) the date Executive ceases to be an employee of the Company and leaves the payroll of the Company for any reason, provided, however, that if Executive was named in the compensation table in the Company’s or Time Warner’s most recent proxy statement, such payments shall commence on the first Company payroll date in January of the year following the year in which the latest of such events occurs. Executive may elect a shorter Pay-Out Period by delivering written notice to the Company or the Trustee at least one-year prior to the commencement of the Pay-Out Period, which notice shall specify the shorter Pay-Out Period. On each payment date, the Trust Account shall be charged with the dollar amount of such payment. On each payment date, the amount of cash held in the Trust Account shall be not less than the payment then due and the Company or the Trustee may select the securities to be sold to provide such cash if the Investment Advisor shall fail to do so on a timely basis. The amount of any taxes payable with respect to any such sales shall be computed, as provided in Section B.5 above, and deducted from the Trust Account, as of the end of the taxable year of the Company during which such sales are deemed to have occurred. Solely for the purpose of determining the amount of payments during the Pay-Out Period, the Trust Account shall be valued on the fifth trading day prior to the end of the month preceding the first payment of each year of the Pay-Out Period, or more frequently at the Company’s or the Trustee’s election (the “Valuation Date”), by adjusting all of the securities held in the Trust Account to their fair market value (net of the tax adjustment that would be made thereon if sold, as estimated by the Company or the Trustee) and by deducting from the Trust Account the amount of all outstanding indebtedness and all amounts with respect to which Executive has elected pursuant to clause (ii) of Section B.8 to receive payments at times different from the time provided in this Section B.7 (the “Other Period Deferred Amount”). The extent, if any, by which the Trust Account, valued as provided in the immediately preceding sentence (but not reduced by the Other Period Deferred Amount to the extent not theretofore distributed), plus any amounts that have been transferred to the Deferred Plan pursuant to Section B.6 hereof and not theretofore distributed or deemed distributed therefrom, exceeds the aggregate amount of credits to the Trust Account pursuant to Sections 3.3, 3.4 and 3.5 of the Agreement as of each Valuation Date and not theretofore distributed or deemed distributed pursuant to this Section B.7 is herein called “Account Retained Income”. The amount of each payment for the year, or such shorter period as may be determined by the Company or the Trustee, of the Pay-Out Period immediately succeeding such Valuation Date, including the payment then due, shall be determined by dividing the aggregate value of the Trust Account, as valued and adjusted pursuant to the second preceding sentence, by the number of payments remaining to be paid in the Pay-Out Period, including the payment then due; provided that each payment made shall be deemed made first out of Account Retained Income (to the extent remaining after all prior distributions thereof since the last Valuation Date). The balance of the Trust Account (excluding the Other Period Deferred Amount), after all the securities held therein have been sold and all indebtedness liquidated, shall be paid to Executive in the final payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held in the Trust Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment.

If this Agreement is terminated by the Company pursuant to Section 4.1 or if Executive terminates this Agreement or the term of employment in breach of this Agreement, the Trust Account shall be valued as of the later of (i) December 31, 2003 or (ii) twelve months after termination of Executive’s employment with the Company, and the balance of the Trust Account, after the securities held therein have been sold and all related indebtedness liquidated, shall be paid to Executive as soon as practicable and in any event within 75 days following the later of such dates in a final lump sum payment, which shall be decreased by deducting therefrom the amount of all taxes attributable to the sale of any securities held in the Trust Account since the end of the preceding taxable year of the Company, which taxes shall be computed as of the date of such payment. Payments made pursuant to this paragraph shall be deemed made first out of Account Retained Income.

If Executive becomes disabled within the meaning of Section 5 of the Agreement and is not thereafter returned to full-time employment with the Company as provided in said Section 5, then deferred compensation shall be paid bi-weekly during the Pay-Out Period commencing on the first Company payroll date in the month following the end of the Disability Period in accordance with the provisions of the first paragraph of this Section B.7.

If Executive shall die at any time whether during or after the term of employment, the Trust Account shall be valued as of the date of Executive’s death and the balance of the Trust Account shall be paid to Executive’s estate or beneficiary within 75 days of such death in accordance with the provisions of the second preceding paragraph.

Notwithstanding the foregoing provisions of this Section B.7, if the Rabbi Trust shall terminate in accordance with the provisions of the Trust Agreement, the Trust Account shall be valued as of the date of such termination and the balance of the Trust Account shall be paid to Executive within 15 days of such termination in accordance with the provisions of the third preceding paragraph.

If a transfer to the Deferred Plan has been made pursuant to Section B.6 hereof, payments made to Executive from the Deferred Plan (a) shall be deemed made first from the amounts transferred to the Deferred Plan pursuant to Section B.6 and (b) shall be deemed made first out of Account Retained Income.

Within 90 days after the end of each taxable year of the Company in which payments are made, directly or indirectly, to Executive from the Trust Account or from the Deferred Plan with respect to amounts transferred to the Deferred Plan from the Trust Account pursuant to Section B.6 and at the time of the final payment from the Trust Account, the Company or the Trustee shall compute and the Company shall pay to the Trustee for credit to the Trust Account, the amount of the tax benefit assumed to be received by the Company from the payment to Executive of amounts of Account Retained Income during such taxable year or since the end of the last taxable year, as the case may be. No additional credits shall be made to the Trust Account pursuant to the preceding sentence in respect of the amounts credited to the Trust Account pursuant to the preceding sentence. Notwithstanding any provision of this Section B.7, Executive shall not be entitled to receive pursuant to this Annex B (including any amounts that have been transferred to the Deferred Plan pursuant to Section B.6 hereof) an aggregate amount that shall exceed the sum of (i) all credits made to the Trust Account pursuant to Sections 3.3, 3.4 and 3.5 of the Employment Agreement to which this Annex is attached, (ii) the net cumulative amount (positive or negative) of all income, gains, losses, interest and expenses charged or credited to the Trust Account pursuant to this Annex B (excluding credits made pursuant to the second preceding sentence), after all credits and charges to the Trust Account with respect to the tax benefits or burdens thereof, and (iii) an amount equal to the tax benefit to the Company from the payment of the amount (if positive) determined under clause (ii) above; and the final payment(s) otherwise due may be adjusted or eliminated accordingly. In determining the tax benefit to the Company under clause (iii) above, the Company shall be deemed to have made the payments under clause (ii) above with respect to the same taxable years and in the same proportions as payments of Account Retained Income were actually made from the Trust Account. Except as otherwise provided in this paragraph, the computation of all taxes and tax benefits referred to in this Section B.7 shall be determined in accordance with Section B.5 above.

B.8 Other Payment Methods. Notwithstanding the foregoing provisions of this Annex B, Executive may, prior to the commencement of any calendar year elect by written notice to the Company to cause (i) all or any portion of the amounts otherwise to be credited to the Trust Account in such year under Section 3.3 of the Agreement not to be so credited but to be paid to Executive on the date(s) such credits otherwise would have been made thereunder and/or (ii) all or any portion of the amounts to be credited to the Trust Account under Section 3.3 of the Agreement in such year (after giving effect to clause (i) above) to be payable from the Trust Account at times different from those provided in Section B.7 above but not earlier than the dates on which such amounts were to be credited to the Trust Account.